EXHIBIT 10.21

CONSULTING AGREEMENT

Agreement made this 1st day of February, 2007, by and between MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., a Wisconsin corporation ("Merchants"), which maintains its principal office at 5445 South Westridge Drive, New Berlin, Wisconsin, and EDWARD H. CICHURSKI, an individual ("Consultant").

RECITALS

WHEREAS, Merchants is a multi-bank holding company with several wholly-owned subsidiaries desiring to provide management continuity and stability within its organization; and

WHEREAS, Consultant is experienced in the business of banking and would be of substantial value to Merchants and several of its subsidiary banks; and

WHEREAS, Merchants and Consultant have voluntarily terminated the Executive Employment Agreement dated September 8, 2000, by and between Merchants and Consultant (the "Employment Agreement"), effective January 31, 2007; and

WHEREAS, Merchants does desire to engage an independent consultant with the experience and expertise of Consultant to assist in various activities as set forth hereunder; and

WHEREAS, Consultant is willing to assist Merchants on a nonexclusive basis on certain specific terms and conditions,

NOW THEREFORE, as an inducement to Consultant to consult with and advise Merchants in those matters which are within the area of his expertise; and for good and other valuable consideration; and on the terms, provisions, and conditions hereof, the parties agree as follows:

SECTION ONE
INCORPORATION BY REFERENCE

The foregoing recitals are incorporated herein by this reference; and this agreement shall be construed by reference thereto.

SECTION TWO
NATURE AND TERM OF SERVICE

Merchants agrees to engage the services of Consultant and Consultant agrees to perform services as Consultant for a term which shall continue from the date hereof for a period of seven (7) years unless terminated pursuant to Section Six below (the "Consulting Term").

Consultant shall make reasonable efforts to be available to work at reasonable periods of time, upon reasonable notice, for the purposes of performing the services required by Merchants, the nature of which are described more fully in this agreement; upon the specific condition however, that such services shall be within the expertise of Consultant as known to Merchants, and as reasonably agreed upon by Merchants and Consultant.

SECTION THREE
DUTIES AND RESPONSIBILITIES

During the term of this agreement the Consultant shall devote his nonexclusive services to the discharge of any duties and responsibilities delegated to him by the Chairman of Merchants, for the purposes contemplated by this agreement and specifically within the expertise of Consultant.  Said duties shall include:

Consultant will work closely with the Chairman of Merchants and with other Officers specified by him in an effort to efficiently and expertly accomplish any task that is delegated to him, but that Consultant will use his own knowledge and skills in the discharge of the duties that are delegated to him, all within reasonable commercial standards and in compliance with all pertinent federal and state banking laws and regulations.

Nothing in this agreement shall be construed to give either party the power to direct or control the daily activities of the other party, to constitute the parties as employer/employee, principal and agent, partners, joint venturers or otherwise as participants in a joint undertaking or allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

SECTION FOUR
COMPENSATION

In consideration of all services rendered during the term of this agreement, including any necessary travel time, Consultant shall be compensated at a rate of $65,000 per year adjusted annually for inflation in accordance with the Consumer Price Index, Midwest Region All Items, 1982-84, which compensation shall be due and payable in equal installments at the end of each month.  In addition, Consultant shall be reimbursed for reasonable out-of-pocket expenses regarding business development.

Merchants will not deduct federal, state, and social security taxes, or workman's compensation, or unemployment insurance premiums, from such compensation, the payment of which shall be the sole and exclusive responsibility of Consultant as an independent contractor.  Consultant shall also be responsible for any and all pertinent benefit items including, but not limited to, retirement plan contributions, and medical and dental insurance premiums.

SECTION FIVE
RELATIONSHIP OF PARTIES

The parties to this agreement stipulate that Consultant is an individual, and that the relationship created by this agreement is that of a principal-independent contractor, that Consultant is not an employee of Merchants or any of its subsidiaries and that Consultant is not entitled to benefits normally provided by Merchants to an employee.  It is further agreed and understood that by reason of the independent contractor status of Consultant, Merchants will not withhold from compensation paid to Consultant any sums for federal and state withholding taxes and/or FICA taxes, and/or unemployment or workmen's compensation insurance.

Consultant may operate his business for the benefit of others during those periods when Consultant is not performing work under this contract for Merchants.

Consultant will be responsible for, and shall hold Merchants harmless by reason of any negligence, or intentional acts or omissions that may cause damage to any person or party as a result of his performance of this agreement.

SECTION SIX
TERMINATION

Merchants may terminate this agreement immediately upon written notice to the Consultant (a) for "Cause" (as defined below) or (b) if Consultant materially breaches this agreement or his obligations under Section 7(ii) of the Employment Agreement and such breach continues for a period of 15 days after written notice from Merchants.  Further, this agreement will terminate upon the death or disability of Consultant.

For purposes of this agreement, "Cause" shall mean:

(a)
A failure by Consultant to substantially perform his duties (other than failure resulting from incapacity) after a written demand by Merchants, which demand identifies, with reasonable specificity, the manner in which the Board of Directors of Merchants (the "Board") believes Consultant has not substantially performed, and Consultant's failure to cure within fifteen (15) days after his receipt of this notice;

(b)
A criminal conviction of or plea of nolo contendere by Consultant for any act involving dishonesty, breach of trust or a violation of the banking laws of the State of Wisconsin or the United States which, in the reasonable judgment of the Board, is substantially related to the Consultant's position with Merchants or substantially impairs the Consultant's ability to perform his duties with Merchants;

(c)
A criminal conviction of or plea of nolo contendere by Consultant for the commission of any felony which, in the reasonable judgment of the Board, is substantially related to the Consultant's services to Merchants or substantially impairs the Consultant's ability to perform his services for Merchants;

(d)	A breach of fiduciary duty by Consultant involving personal profit;

(e)
A willful violation of any law, rule or order by Consultant (other than traffic violations or similar offenses) which, in the reasonable judgment of the Board, is substantially related to the Consultant's services to Merchants or substantially impairs the Consultant's ability to perform his services for Merchants; or

(f)
the Consultant's engagement in gross misconduct or a material breach of any provision of this agreement which results in a demonstrably material injury to Merchants, monetary or otherwise, provided such misconduct or breach was not in good faith and he had no reasonable belief such act or omission was in the best interests of Merchants and its shareholders.

For purposes of this Section Six, no act, or failure to act, on Consultant's part shall be deemed "willful" unless done, or omitted to be done, by Consultant not in good faith and without reasonable belief that the action or omission was in the best interest of Merchants.

SECTION SEVEN
CONFIDENTIALITY

Consultant acknowledges that any information Consultant has obtained or will obtain in the future regarding the operation of Merchants or its affiliates, its products, services, policies or any other aspect of its business is confidential; and shall not be reveled or disclosed to any person, company, or other entity without the express written permission of Merchants and shall not be used by Consultant except in the performance of his duties on behalf of Merchants. Consultant acknowledges that he is aware of, and will adhere to, the restrictions of the privacy provisions of the Gramm-Leach-Bliley Act, and as amended from time-to-time.  This provision shall be in full force and effect from the effective date of this agreement, and shall survive the termination of this agreement unless extended due to the provisions of any pertinent law or statute.

The parties agree that nothing in this agreement shall be construed to limit or negate the common or statutory law of torts or trade secrets where it provides either party with broader protection than that provided herein.

SECTION EIGHT
CHANGES AND ALTERATIONS

No change, alteration, amendment, modification, or addition to this agreement shall be effective unless in writing and properly executed by the parties hereto.

SECTION NINE
ASSIGNMENT

This agreement may not be assigned or otherwise transferred by either party hereto.

SECTION TEN
OTHER AGREEMENTS

This agreement supersedes all previous agreements and understandings with respect to the matters covered hereby.  Agreements dated prior to the execution of this agreement between Consultant and Merchants are hereby amended to conform to this agreement. Consultant and Merchants agree that the Employment Agreement has been voluntarily terminated by Consultant and no further amounts or obligations are owing to or from Consultant or Merchants thereunder.  Notwithstanding the foregoing, the provisions of Section 7(ii) of the Employment Agreement shall continue and apply in accordance with their terms.

SECTION ELEVEN
APPLICABLE LAW

This agreement and any disputes relating thereto shall be construed under and pursuant to the laws of the State of Wisconsin.

SECTION TWELVE
CONTRACT TERMS EXCLUSIVE

This agreement constitutes the entire agreement between the parties hereto and the parties acknowledge and agree that neither of them has made any representations with respect to the subject matter of this agreement, or any representations inducing the execution and delivery hereof; except as specifically set forth herein; and each of the parties hereto acknowledge that he or it has relied on its own judgment in entering the same.

SECTION THIRTEEN
FACSIMILE SIGNATURE; COUNTERPARTS

This agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original but both of which taken together shall constitute one and the same instrument.

SECTION FOURTEEN
WAIVER

The failure of any party to assist, in any one or more instances, upon the performance of any of the terms of this agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder for the future performance of any such term, covenant or condition.

IN WITNESS WHEREOF, the parties hereto have executed this agreement on the date first written above.

CONSULTANT
/s/ Edward H. Cichurski Edward H. Cichurski
MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.
/s/ Michael J. Murry Michael J. Murray, Chairman of the Board